UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 9, 2015

LION BIOTECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	75-3254381
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification number)

21900 Burbank Blvd, Third Floor, Woodland Hills, CA 91367
(Address of principal executive offices and zip code)
(818) 992-3126
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01                      Entry into a Material Definitive Agreement

Exclusive Melanoma License

Lion Biotechnologies, Inc. (“we” or “us,”) previously entered into a Patent License Agreement (the “License Agreement”) with the National Institutes of Health, an agency of the United States Public Health Service within the Department of Health and Human Services (“NIH”), pursuant to which the NIH granted us a non-exclusive worldwide right and license to develop and manufacture certain proprietary autologous tumor-infiltrating lymphocyte (TIL) adoptive cell therapy products for the treatment of metastatic melanoma, ovarian cancer, breast cancer, and colorectal cancer.  On February 9, 2015, we entered into an amendment to the License Agreement pursuant to which our non-exclusive license to melanoma was converted into an exclusive license.

In consideration for the exclusive rights granted under the amendment to the License Agreement, we agreed to pay the NIH a non-refundable upfront licensing fee within 60 days after the effective date of the amendment, to pay customary royalties based on a percentage of net sales (which percentage is in the mid-single digits), a percentage of revenues from sublicensing arrangements, and lump sum benchmark payments upon the successful completion of our first Phase 2 clinical study, the successful completion of our first Phase 3 clinical study, the receipt of the first FDA approval or foreign equivalent for a licensed product or process resulting from the licensed technologies, the first commercial sale of a licensed product or process in the United States, and the first commercial sale of a licensed product or process in any foreign country.

Exclusive License to Next-Generation TIL Technologies

On February 10, 2015, we entered into an exclusive Patent License Agreement with the NIH under which we received an exclusive, world-wide license to the NIH’s rights in and to two patent-pending technologies related to methods for improving tumor-infiltrating lymphocytes for adoptive cell therapy.  The licensed technologies relate to the more potent and efficient production of TIL from melanoma tumors by selecting for T-cell populations that express various inhibitory receptors.  Unless terminated sooner, the license shall remain in effect until the last licensed patent right expires.

In consideration for the exclusive rights granted under the exclusive Patent License Agreement, we agreed to pay the NIH a non-refundable upfront licensing fee within 60 days after the effective date of the agreement, and to pay customary royalties based on a percentage of net sales (which percentage is in the mid-single digits), a percentage of revenues from sublicensing arrangements, and lump sum benchmark payments upon the successful completion of our first Phase 2 clinical study, the successful completion of our first Phase 3 clinical study, the receipt of the first FDA approval or foreign equivalent for a licensed product or process resulting from the licensed technologies, the first commercial sale of a licensed product or process in the United States, and the first commercial sale of a licensed product or process in any foreign country.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LION BIOTECHNOLOGIES, INC.

Date: February 12, 2015	By:	/s/ Michael Handelman
Michael Handelman, Chief Financial Officer